Exhibit 99.1

ChannelAdvisor Reports Record Revenue for the Third Quarter 2021;
Adjusted EBITDA Exceeds Guidance
Subscription revenue growth accelerates to 26% year-over-year
Record revenue from brands increases 45% year-over-year

Research Triangle Park, NC - November 9, 2021 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Highlights
GAAP
• Record revenue of $41.6 million, up 18% year-over-year
• Subscription revenue growth accelerated for the 5th consecutive quarter to 26% year-over-year
• Record brands revenue increased 45% year-over-year
• Brands subscription revenue growth of 52% year-over-year and represented 47% of total subscription revenue
• Brands customer count increased 29% year-over-year
• Cash and cash equivalents were $97.0 million, an increase of $30.7 million since September 30, 2020 and an increase of $6.7 million since June 30, 2021

Non-GAAP
•Adjusted EBITDA of $8.2 million and adjusted EBITDA margin of 20%
•Free cash flow for the nine months ended September 30, 2021 of $22.8 million, or $0.73 per diluted share based on 31.3 million diluted weighted average shares outstanding

“We continued to execute extremely well in Q3, driving strong growth, record revenue, and adjusted EBITDA that exceeded the high-end of our guidance range for the quarter,” said David Spitz, ChannelAdvisor’s chief executive officer. “This growth is especially impressive considering it’s on top of last year’s elevated e-commerce volumes. The strength in our business is a direct result of our brands strategy and the growth investments we’ve been making to empower their digital transformations.
We believe our focus on product innovation, channel expansion, strong sales and revenue retention positions us well to drive sustainable double-digit revenue growth and adjusted EBITDA margin of at least 20%, consistent with the long-term financial targets we provided at our recent analyst day.”
Recent Business Highlights
We believe the following highlights are additional indicators of our position as a leading multichannel commerce platform for brands:
•Continued product innovation: ChannelAdvisor recently released A/B Testing for Product Content in order to empower brands to increase the likelihood of conversion by identifying the best performing product content to support efforts on Google and Facebook. ChannelAdvisor also launched Commerce Network, an in-platform experience that enables online channels to easily

Exhibit 99.1
scout, engage and grow with brands and retailers looking to diversify in the highly competitive e-commerce landscape. ChannelAdvisor also released Self-Service Buy Now Interstitial, a major new Shoppable Media capability that allows self-service clients to build powerful social media campaigns that include a path to purchase on preferred retailers.
•Continued channel expansion: ChannelAdvisor remains laser-focused on global channel expansions to help address the evolving business needs of brands and retailers worldwide. With the recent addition of many new integrations, ChannelAdvisor now supports over 200 channels. New global integrations include CDON, the leading marketplace in the Nordic region, in Sweden, Norway, Denmark and Finland; Bol.com in Belgium and the Netherlands; Rakuten in France; and The Iconic in Australia. The company also added support for first-party integrations in the U.S. with Ashley Furniture, Belk, Gamestop, Lord & Taylor, Orange Theory and Tanguay.

•Industry leadership: Named a Google Premier Partner Awards finalist in two categories for effective campaigns that drove online sales. ChannelAdvisor is recognized in the Online Sales and Account Team categories, highlighting companies that drive online sales in moments of shopper deliberation and discovery and teams that deliver advertiser growth through best-in-class digital campaigns.

•New customers: ChannelAdvisor recently added notable new customers including Master Lock, Detroit Diesel, Sennheiser, Xiaomi and Natural Balance Pet Foods. ChannelAdvisor also expanded its relationship with customers such as ASICS, Calzedonia and Geox.
Financial Outlook
Based on the information available as of today, ChannelAdvisor is issuing guidance for its fourth quarter 2021.

(in millions, except percentages)	Q4 2021
Revenue	$43.7 - $44.7
Y/Y Growth	8% - 11%
Adjusted EBITDA	$8.6 - $9.6
As a Percentage of Revenue (at the midpoint)	21%
Stock-based Compensation Expense	$2.2 - $2.6
Weighted Average Shares Outstanding	30.1

Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Second Quarter 2021 Financial Results Conference Call
When:	Tuesday, November 9, 2021
Time:	8:00 a.m. ET
Live Call:	(855) 638-4821, Passcode 6647429, Toll Free
(704) 288-0612, Passcode 6647429, Toll
Webcast:	http://ir.channeladvisor.com (live and replay)

Exhibit 99.1
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA and adjusted EBITDA margin, and free cash flow and free cash flow per diluted share. We also may provide information regarding non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP operating margin. Adjusted EBITDA and adjusted EBITDA margin exclude depreciation, amortization, income tax (benefit) expense, net interest expense, and stock-based compensation expense. For 2021 only, adjusted EBITDA excluded the change in fair value of acquisition-related contingent consideration. For 2020 only, adjusted EBITDA included transaction costs associated with our July 2020 acquisition of BlueBoard. Adjusted EBITDA margin is equal to adjusted EBITDA divided by GAAP revenue. Free cash flow is cash flow from operations, reduced by purchases of property and equipment and payment of capitalized software development costs. Non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses exclude stock-based compensation expense and, as applicable, the change in fair value of acquisition-related contingent consideration and transaction costs. Non-GAAP gross margin is equal to non-GAAP gross profit divided by GAAP revenue. Non-GAAP operating margin is equal to non-GAAP income from operations divided by GAAP revenue.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading multichannel commerce platform whose mission is to connect and optimize the world’s commerce. For over two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers across the entire buying cycle, optimizing their operations for peak performance, and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their e-commerce operations on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.

Exhibit 99.1
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance for the fourth quarter 2021 and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2021, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of the COVID-19 pandemic on global economic conditions and on our revenues and financial performance; our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Raiford Garrabrant
ChannelAdvisor Corporation
raiford.garrabrant@channeladvisor.com
919-228-4817

Media Contact:
Tamara Gibbs
ChannelAdvisor Corporation
tamara.gibbs@channeladvisor.com
919-249-9798

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$97,019	$71,545
Accounts receivable, net of allowance of $250 and $417 as of September 30, 2021 and December 31, 2020, respectively	25,240	24,705
Prepaid expenses and other current assets	15,226	13,874
Total current assets	137,485	110,124
Operating lease right of use assets	5,284	8,141
Property and equipment, net	8,188	8,707
Goodwill	30,186	30,990
Intangible assets, net	3,331	4,155
Deferred contract costs, net of current portion	17,274	14,040
Long-term deferred tax assets, net	4,304	3,551
Other assets	826	953
Total assets	$206,878	$180,661
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$613	$158
Accrued expenses	17,612	14,008
Deferred revenue	28,425	22,819
Other current liabilities	5,682	6,029
Total current liabilities	52,332	43,014
Long-term operating leases, net of current portion	1,689	5,394
Other long-term liabilities	2,029	2,162
Total liabilities	56,050	50,570
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 30,048,948 and 29,020,424 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	30	29
Additional paid-in capital	297,251	288,842
Accumulated other comprehensive loss	(2,314)	(1,095)
Accumulated deficit	(144,139)	(157,685)
Total stockholders' equity	150,828	130,091
Total liabilities and stockholders' equity	$206,878	$180,661

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$41,575	$35,285	$122,284	$104,760
Cost of revenue (1) (2)	10,100	7,691	28,041	21,807
Gross profit	31,475	27,594	94,243	82,953
Operating expenses (1) (2):
Sales and marketing	15,482	13,477	45,273	38,436
Research and development	5,364	4,809	16,799	14,153
General and administrative	7,075	5,974	18,792	17,742
Total operating expenses	27,921	24,260	80,864	70,331
Income from operations	3,554	3,334	13,379	12,622
Other (expense) income:
Interest (expense) income, net	(30)	(1)	(96)	210
Other (expense) income, net	(29)	5	(164)	44
Total other (expense) income	(59)	4	(260)	254
Income before income taxes	3,495	3,338	13,119	12,876
Income tax (benefit) expense	(34)	(374)	(427)	171
Net income	$3,529	$3,712	$13,546	$12,705
Net income per share:
Basic	$0.12	$0.13	$0.46	$0.45
Diluted	$0.11	$0.12	$0.43	$0.43
Weighted average common shares outstanding:
Basic	29,931,173	28,802,310	29,665,439	28,485,547
Diluted	31,474,314	30,436,601	31,295,737	29,815,829

(1) Includes stock-based compensation as follows:
Cost of revenue	$169	$203	$665	$760
Sales and marketing	928	544	2,744	2,061
Research and development	567	485	1,869	1,708
General and administrative	1,451	1,030	4,461	3,203
	$3,115	$2,262	$9,739	$7,732

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,100	$1,062	$3,409	$3,067
Sales and marketing	85	154	356	465
Research and development	32	61	139	195
General and administrative	368	378	1,160	928
	$1,585	$1,655	$5,064	$4,655

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$13,546	$12,705
Adjustments to reconcile net income to cash and cash equivalents provided by operating activities:
Depreciation and amortization	5,064	4,655
Bad debt (recovery) expense	(99)	479
Stock-based compensation expense	9,739	7,732
Deferred income taxes	(875)	(61)
Other items, net	(1,982)	(617)
Changes in assets and liabilities:
Accounts receivable	(583)	343
Prepaid expenses and other assets	79	(917)
Deferred contract costs	(4,884)	(1,800)
Accounts payable and accrued expenses	86	3,404
Deferred revenue	6,388	62
Cash and cash equivalents provided by operating activities	26,479	25,985
Cash flows from investing activities
Acquisition, net of cash acquired	—	(8,787)
Purchases of property and equipment	(1,125)	(1,021)
Payment of software development costs	(2,577)	(2,283)
Cash and cash equivalents used in investing activities	(3,702)	(12,091)
Cash flows from financing activities
Repayment of finance leases	(12)	(1,418)
Proceeds from exercise of stock options	4,237	3,553
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(1,363)	(1,299)
Payment of line of credit financing costs	—	(179)
Cash and cash equivalents provided by financing activities	2,862	657
Effect of currency exchange rate changes on cash and cash equivalents	(165)	21
Net increase in cash and cash equivalents	25,474	14,572
Cash and cash equivalents, beginning of period	71,545	51,785
Cash and cash equivalents, end of period	$97,019	$66,357

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$41,575	$35,285	$122,284	$104,760

Gross profit (GAAP)	$31,475	$27,594	$94,243	$82,953
Plus: Stock-based compensation expense included within cost of revenue	169	203	665	760
Gross profit (Non-GAAP)	$31,644	$27,797	$94,908	$83,713
Gross margin (GAAP)	75.7%	78.2%	77.1%	79.2%
Gross margin (Non-GAAP)	76.1%	78.8%	77.6%	79.9%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses (GAAP)	$27,921	$24,260	$80,864	$70,331
Less: Stock-based compensation expense included within operating expenses	2,946	2,059	9,074	6,972
Less: Contingent consideration fair value adjustment included within operating expenses	—	—	(1,313)	—
Less: Transaction costs in connection with acquisition included within operating expenses	—	178	—	443
Operating expenses (Non-GAAP)	$24,975	$22,023	$73,103	$62,916

Reconciliation of GAAP Income from Operations and GAAP Operating Margin to Non-GAAP Income from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$41,575	$35,285	$122,284	$104,760

Income from operations (GAAP)	$3,554	$3,334	$13,379	$12,622
Plus: Stock-based compensation expense	3,115	2,262	9,739	7,732
Less: Contingent consideration fair value adjustment	—	—	(1,313)	—
Plus: Transaction costs in connection with acquisition	—	178	—	443
Income from operations (Non-GAAP)	$6,669	$5,774	$21,805	$20,797
Operating margin (GAAP)	8.5%	9.4%	10.9%	12.0%
Operating margin (Non-GAAP)	16.0%	16.4%	17.8%	19.9%

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (GAAP)	$3,529	$3,712	$13,546	$12,705
Plus: Stock-based compensation expense	3,115	2,262	9,739	7,732
Less: Contingent consideration fair value adjustment	—	—	(1,313)	—
Plus: Transaction costs in connection with acquisition	—	178	—	443
Net income (Non-GAAP)	$6,644	$6,152	$21,972	$20,880

Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (GAAP)	$3,529	$3,712	$13,546	$12,705
Adjustments:
Interest expense (income), net	30	1	96	(210)
Income tax (benefit) expense	(34)	(374)	(427)	171
Depreciation and amortization expense	1,585	1,655	5,064	4,655
Total adjustments	1,581	1,282	4,733	4,616
EBITDA	5,110	4,994	18,279	17,321
Stock-based compensation expense	3,115	2,262	9,739	7,732
Contingent consideration fair value adjustment	—	—	(1,313)	—
Transaction costs in connection with acquisition	—	178	—	443
Adjusted EBITDA	$8,225	$7,434	$26,705	$25,496

Free Cash Flow Reconciliation
(unaudited; in thousands except share and per share data)
	Nine Months Ended September 30,
	2021	2020
Cash and cash equivalents provided by operating activities	$26,479	$25,985
Less: Purchases of property and equipment	(1,125)	(1,021)
Less: Payment of capitalized software development costs	(2,577)	(2,283)
Free cash flow	$22,777	$22,681

Diluted weighted average shares outstanding	31,295,737	29,815,829
Free cash flow per diluted share	$0.73	$0.76

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Fourth Quarter 2021
	Low	High
Net income (estimate)	$4.0	$5.7
Adjustments (estimates):
Interest (income) expense, net	0.1	0.0
Income tax expense	0.2	0.1
Depreciation and amortization expense	1.7	1.6
Total adjustments	2.0	1.7
EBITDA	6.0	7.4
Stock-based compensation expense (estimate)	2.6	2.2
Adjusted EBITDA guidance (floor)	$8.6	$9.6